Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 75 to the Registration Statement on Form N-1A of Fidelity Select Portfolios, of our report dated April 19, 2001 on the financial statements and financial highlights included in the February 28, 2001 Annual Report to Shareholders of Fidelity Select Portfolios.

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/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
July 26, 2001